UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2007
Yahoo! Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28018	77-0398689
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California	94089
(Address of Principal Executive Offices)	(Zip Code)
(408) 349-3300
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)     Compensatory Arrangements of Certain Officers.
Pursuant to the three-year performance and retention compensation arrangement entered into by Yahoo! Inc. (the “Company”) with Terry S. Semel, the Company’s Chairman and Chief Executive Officer, in May 2006, Mr. Semel is eligible to receive a discretionary annual bonus for each of 2006 through 2008, payable in the form of a fully vested non-qualified stock option for up to one million shares of the Company’s common stock with an exercise price equal to the closing trading price of the Company’s common stock on the date of the grant. On February 26, 2007, the Compensation Committee of the Company’s Board of Directors granted Mr. Semel a fully vested non-qualified stock option for 800,000 shares of the Company’s common stock as his annual bonus for 2006. The stock option has a per share exercise price of $32.12 (the closing trading price of the Company’s common stock on the date of the grant), a term of seven years and, subject to the earlier expiration of the stock option, a post termination exercise period of three years.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

YAHOO! INC. (Registrant)
	By:	/s/ Michael J. Callahan
Date: March 2, 2007		Michael J. Callahan
Senior Vice President, General Counsel and Secretary

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